SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED
IN CONSENT SOLICITATION STATEMENT.

SCHEDULE 14A INFORMATION
Consent Solicitation Statement Pursuant to
Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X] Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Consent Solicitation Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Consent Solicitation Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONSENT SOLICITATION STATEMENT
GENERAL
VOTING RIGHTS AND SOLICITATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 APPROVAL OF THE NAME CHANGE
SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
9172 Eton Avenue
Chatsworth, CA 91311

To All Stockholders in
International Remote Imaging Systems, Inc.

     The Board of Directors of International Remote Imaging Systems, Inc. (the “Company”) is soliciting your consent to amend the Company’s Certificate of Incorporation to change the name of the Company to “IRIS International, Inc.” (the “Name Change”). We ask that you return your written consent by October 10, 2003.

     Before the Name Change can become effective, the holders of a majority of the Company’s outstanding stock must give their written consent. If your shares are held in street name, your broker may consent, on your behalf, to the Name Change if you do not direct your broker to refuse to consent. The Board of Directors has fixed the close of business on September 10, 2003 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Name Change. We intend to file the proper documentation with the Secretary of State of Delaware to effect the Name Change when we receive consents from the holders of a majority of the Company’s outstanding common stock. We expect to make this filing on or before October 17, 2003.

     The Board of Directors asks you to consent to the Name Change. The Name Change and other related matters are more fully described in the accompanying Consent Solicitation Statement, which forms a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that we have filed with the U.S. Securities and Exchange Commission.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE NAME CHANGE. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY October 10, 2003.

By Order of the Board of Directors, John A. O’Malley, Ph.D., Chairman of the Board
Chatsworth, California September 8, 2003

PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
9172 Eton Avenue
Chatsworth, CA 91311
Telephone: (818) 709-1244

CONSENT SOLICITATION STATEMENT

GENERAL

     This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of International Remote Imaging Systems, Inc., a Delaware corporation (the “Company”). These materials pertain to the proposed amendment of the Company’s Certificate of Incorporation to change the name of the Company to “IRIS International, Inc.” (the “Name Change”). These materials are first being mailed to stockholders of record beginning on approximately September 10, 2003. Consents are to be submitted to the Company at the address of the Company stated above by no later than October 10, 2003.

VOTING RIGHTS AND SOLICITATION

     Any stockholder executing a written consent form has the power to revoke it at any time before October 14, 2003 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Name Change) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above. The cost of soliciting written consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but the officers and directors of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

     The record date for determining those stockholders who are entitled to give written consents has been fixed as September 10, 2003. At the close of business on the record date, the Company had 11,208,996 issued and outstanding shares of common stock. Each share of common stock is entitled to one vote on the Name Change.

     The Name Change requires the affirmative vote of a majority of the outstanding shares of common stock. With regard to the vote on the Name Change, abstentions (including failures to return written consent forms) and broker nonvotes will not have any effect on the outcome of the proposal.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED

CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock as of September 10, 2003 by (i) persons known to the Company beneficially to own more than 5% of the outstanding common stock, (ii) directors of the Company, (iii) the executive officers named below in the “Summary Compensation Table” and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names, subject to community property laws where applicable

Name and Address of	Beneficial Ownership
Beneficial Owner(1)	Number of Shares(2)(4)	Percent(3)(4)

John A. O’Malley	641,438	5.5
Steven M. Besbeck	132,288	1.2
Thomas F. Kelley	201,556	1.8
Richard G. Nadeau	131,754	1.2
Richard Williams	119,800	1.1
Kshitij Mohan	50,000	*
César M. Garcia	68,000	*
John Y. Caloz	55,000	*
Robert A. Mello	77,818	*
Kenneth R. Castleman	46,000	*
Thermo Amex Convertible Growth Fund I, L.P.(5)	2,000,000	17.8
Digital Imaging Technologies, Inc.(6)	853,040	7.1
Directors and Executive Officers as a Group (9 persons)	1,523,654	12.3

*	Less than 1%.

(1)  Unless otherwise indicated, the mailing address of each person is c/o the Company, 9172 Eton Avenue, Chatsworth, California 91311.

(2)  Includes warrants and options exercisable on or within 60 days of September 10, 2003 held by directors, executive officers and former executive officers as follows: Dr. O’Malley (486,500 shares), Mr. Besbeck (129,000 shares), Dr. Kelley (150,000 shares), Dr. Nadeau (115,000 shares), Mr. Williams (16,000 shares), Dr. Mohan (50,000 shares), Mr. Garcia (68,000 shares), Mr. Caloz (55,000 shares), Mr. Mello (58,580 shares) and Dr. Castleman (41,630 shares).

(3)  Based on 11,208,996 shares of stock outstanding as of September 10, 2003.

(4)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the common stock. Shares of common stock issuable upon exercise of warrants and options exercisable on or within 60 days of September 10, 2003 are deemed outstanding for purposes of computing the number and percentage of shares owned by the person holding such warrants or options but are not deemed outstanding for computing the percentage held by any other person.

(5)  The mailing address for Thermo Amex Convertible Growth Fund I, L.P. is Suite 1B, 4 Lafayette Court, Greenwich, Connecticut 06830. The fund shares voting and dispositive power over these securities with Thermo Amex Finance, L.P., Thermo Amex Management Company, Inc. and Thermo Electron Corporation. The information in the table and this footnote are based on the Schedule 13D filed jointly by all four entities on January 10, 1997, the subsequent conversion of the preferred shares described in the Schedule 13D and the expiration of the warrant described in the Schedule 13D.

(6)  Consists entirely of a warrant to purchase 853,040 shares of common stock. The mailing address for Digital Imaging Technologies, Inc. is 2950 North West Loop, Suite 1050, Houston, Texas 77092. Digital Imaging Technologies, Inc. shares voting and dispositive power over these securities with Edward Randall, III. The information in the table and this footnote are based on the Schedule 13D filed jointly by Digital Imaging Technologies, Inc. and Edward Randall, III on August 8, 1996.

PROPOSAL 1
APPROVAL OF THE NAME CHANGE

General

     The Board of Directors is requesting stockholder approval of an amendment of the Company’s Certificate of Incorporation to change the name of the Company to “IRIS

International, Inc.” (the “Name Change”). If approved by the stockholders of the Company, the Name Change will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after stockholder approval. The Name Change was approved by all of the directors of the Company.

Reasons for the Name Change

     The Certificate of Incorporation of the Company currently provides that the Company’s name is “International Remote Imaging Systems, Inc.” For several years, the Company has, in connection with its operations, used and referred to itself as “IRIS.” As such, customers and other operators in the Company’s industry have come to associate the Company with the name “IRIS.” The Company also feels that its name should emphasize its international operations. The Company believes that “IRIS International, Inc.” is a stronger, more easily remembered and recognizable name within the Company’s industry than is the Company’s current name.

Board Recommendation and Required Approval

     The Board of Directors believes that the Name Change is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Name Change. The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the Name Change.

     THE BOARD OF DIRECTORS RECOMMENDS A CONSENT “FOR” THE APPROVAL OF THE NAME CHANGE AND THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT ANNUAL MEETING

     If a stockholder wishes to present a proposal at the next annual meeting of stockholders, such a proposal must be received by the Company at its principal executive offices prior to December 19, 2003.

By Order of the Board of Directors,
John A. O’Malley, Ph.D., Chairman of the Board
Chatsworth, California September 8, 2003

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the “Statement”) in connection with the proposed change the name of International Remote Imaging Systems, Inc. (the “Company”) to “IRIS International, Inc.” and consents with respect to all of the common stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT “FOR” PROPOSAL 1.

1.	Proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to “ IRIS International, Inc.”

CONSENTS/FOR WITHHOLDS CONSENT/AGAINST ABSTAINS

2.	I represent that I own the following number of shares of the Company’s common stock (please insert the correct number):

.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE 2003
Signature
PLEASE MARK, SIGN, DATE AND RETURN THE CONSENT FORM PROMPTLY USING THE ENCLOSED ENVELOPE	Signature if held jointly

PROXY	IMPORTANT
PLEASE COMPLETE, SIGN AND DATE YOUR WRITTEN
CONSENT AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE
WRITTEN CONSENT OF THE STOCKHOLDERS
OF
INTERNATIONAL REMOTE IMAGING SYSTEMS, INC

               This consent is solicited by the Board of Directors. When properly executed, this consent will be voted as designated by the undersigned on the reverse side. If this consent is signed, dated, and delivered to International Remote Imaging Systems, Inc. with no designation by the undersigned, this consent will constitute the stockholder’s consent to and approval of the amendment.

     ☑  PLEASE MARK AS IN THIS EXAMPLE

1.	Proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to “IRIS International, Inc.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on reverse side)

(Please sign and date below)

Dated:	, 2003

Signature of Stockholder(s)

Signature of Stockholder(s)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.